UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2025

ATLAS ENERGY SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41828	93-2154509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5918 W. Courtyard Drive, Suite 500

Austin, Texas 78730

(Address of Principal Executive Offices) (Zip Code)

(512) 220-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 24, 2025, Atlas Energy Solutions Inc., a Delaware corporation (the “Company”), consummated the previously announced transaction (the “Moser Acquisition”) pursuant to that certain Stock Purchase Agreement, dated January 27, 2025 (the “Purchase Agreement”), by and among Wyatt Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Purchaser”), Moser Holdings, LLC, a Delaware limited liability company (the “Seller”), and for the limited purposes set forth therein, the Company (together with the Purchaser and the Seller, the “Parties”), pursuant to which the Purchaser acquired 100% of the authorized, issued and outstanding equity ownership interests in Moser Acquisition, Inc., a Delaware corporation, and its wholly-owned subsidiary, Moser Engine Service, Inc. (d/b/a Moser Energy Systems), a Wyoming corporation, in exchange for (i) $180,000,000 in cash and (ii) approximately 1.7 million shares of the Company’s common stock, par value $0.01 per share ( “Common Stock” and such issuance, the “Stock Consideration”). All or any portion of the Stock Consideration is subject to redemption (the “Redemption Right”) at the option of the Company within 90 days of closing of the Moser Acquisition (the “Closing”). The events described in this Current Report on Form 8-K (the “Current Report”) took place in connection with the Closing.

The foregoing description of the Moser Acquisition and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

Item 1.01.	Entry Into a Material Definitive Agreement.

Registration Rights Agreement

On February 24, 2025, in connection with the Closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Seller that provides, among other things, that the Company will, no later than (a)  March 26, 2025, or (b) if the Company is and continues to be a “Well-Known Seasoned Issuer” as defined in Rule 405 of the Securities Act, May 25, 2025, file with the U.S. Securities and Exchange Commission a registration statement registering for resale the Common Stock comprising the Stock Consideration that was issued in connection with the Moser Acquisition, subject to the full or partial exercise of the Redemption Right by the Company. Pursuant to the Purchase Agreement, the Seller agreed not to lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, any of their shares of Common Stock for a period of 90 days following the Closing, subject to certain exceptions. The Company also agreed to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

2025 Term Loan Credit Agreement

On February 21, 2025, Atlas Sand Company, LLC (“Atlas LLC”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into a credit agreement (the “2025 Term Loan Credit Agreement”) with Stonebriar Commercial Finance LLC (“Stonebriar”), as administrative agent and initial lender, pursuant to which Stonebriar extended Atlas LLC a term loan credit facility comprised of a $540.0 million single advance term loan that was made on February 21, 2025 (the “2025 Term Loan Credit Facility”).

The 2025 Term Loan Credit Facility is payable in eighty-five consecutive monthly installments, consisting of forty-eight monthly installments of combined principal and interest, thirty-seven installments of interest only payments, and a final payment of the remaining outstanding principal balance at maturity. The 2025 Term Loan Credit Facility has a final maturity date of March 1, 2032 (the “Maturity Date”). The 2025 Term Loan Credit Facility bears interest at a rate equal to 9.51% per annum.

In the event that the Leverage Ratio (as defined under the 2025 Term Loan Credit Agreement) as of the end of any fiscal quarter ending on or after June 30, 2025 is equal to or greater than 2.5:1.0, Atlas LLC will be required to prepay the 2025 Term Loan Credit Facility with 50% of Excess Cash Flow (as defined under the 2025 Term Loan Credit Agreement) for the fiscal quarter period most recently ended less the aggregate amount of optional prepayments of the Term Loan made during such period.

Atlas LLC may voluntarily redeem the loan outstanding under the 2025 Term Loan Credit Facility, provided that any such prepayment shall include a prepayment fee equal to the sum of the Make-Whole Amount (as defined in under the 2025 Term Loan Credit Agreement) plus (a) three percent (3%) of the principal amount being repaid if such prepayment occurs on or prior to February 21, 2028, (b) two percent (2%) of the principal amount being repaid if such prepayment occurs after February 21, 2028 but on or prior to February 21, 2029 and (c) one percent (1%) of the of the principal amount being repaid if such prepayment occurs thereafter. The Make-Whole Amount shall equal zero (0) when calculating any prepayment made after February 21, 2027. Upon the maturity of the 2025 Term Loan Credit Facility, the entire unpaid principal amount of the loan outstanding thereunder, together with interest, fees and other amounts payable in connection with the facility, will be immediately due and payable without further notice or demand.

Dividends and distributions to equity holders are permitted to be made pursuant to certain limited exceptions and baskets described in the 2025 Term Loan Credit Agreement and otherwise generally subject to certain restrictions set forth in the 2025 Term Loan Credit Agreement, including the requirement that no Event of Default (as defined under the 2025 Term Loan Credit Agreement) has occurred and is continuing.

The 2025 Term Loan Credit Facility includes certain non-financial covenants, including but not limited to restrictions on incurring additional debt and certain distributions. The 2025 Term Loan Credit Facility is subject to two financial covenants, which require that the Loan Parties (as defined in the 2025 Term Loan Credit Agreement) maintain a maximum Leverage Ratio of 4.0 to 1.0 and a minimum Liquidity (as defined in the 2025 Term Loan Credit Agreement) of $40,000,000. Such financial covenants are tested as of the last day of each fiscal quarter.

The Company used the proceeds from the 2025 Term Loan Credit Facility to refinance the existing term loan facilities, to fund the cash consideration in connection with the Moser Acquisition and for general corporate purposes.

The 2025 Term Loan Credit Facility is unconditionally guaranteed, jointly and severally, by Atlas LLC and its subsidiaries and secured by substantially all of the assets of Atlas LLC and its subsidiaries. The 2025 Term Loan Credit Facility is also unconditionally guaranteed on an unsecured basis by the Company.

The foregoing description of the 2025 Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2025 Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Third Amendment to ABL Credit Agreement

On February 21, 2025, Atlas LLC and certain other subsidiaries of the Company entered into that certain Third Amendment to Loan, Security and Guaranty Agreement (the “Third ABL Amendment”), among Atlas LLC, as the borrower, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent. The Third ABL Amendment amends that certain Loan, Security and Guaranty Agreement dated as of February 22, 2023, as amended.

The Third ABL Amendment permitted the Company and its applicable affiliates to enter into the 2025 Term Loan Credit Agreement, pursuant to which Atlas LLC borrowed $540.0 million from Stonebriar in a single advance term loan that was made on February 21, 2025.

The foregoing is qualified in its entirety by reference to the Third ABL Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated by reference in response to this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the 2025 Term Loan Credit Agreement, the 2025 Term Loan Credit Facility and the Third ABL Amendment contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” above is incorporated by reference in response to this Item 3.02.

The issuance of the Stock Consideration to the Seller was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01.	Regulation FD Disclosure.

On February 21, 2025, the Company issued a press release announcing the entry into the 2025 Term Loan Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On February 24, 2025, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description of Exhibit

2.1#	Stock Purchase Agreement, dated as of January 27, 2025, by and among Wyatt Holdings, LLC, Moser Holdings, LLC and Atlas Energy Solutions Inc (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (Commission File No. 001-41828) filed on January 27, 2025).
10.1	Registration Rights Agreement, dated as of February 24, 2025, by and between Atlas Energy Solutions Inc. and the signatory thereto.
10.2#	Credit Agreement, dated as of February 21, 2025, by and between Atlas Sand Company, LLC, as borrower, and Stonebriar Commercial Finance LLC, as administrative agent and initial lender.
10.3#	Third Amendment to Loan, Security and Guaranty Agreement, dated as of February 21, 2025, by and among Atlas Sand Company, LLC, as borrower, certain of its subsidiaries as guarantors, the financial institutions party thereto as lenders and Bank of America, N.A., as agent for the lenders.
99.1	Press Release dated February 21, 2025.
99.2	Press Release, dated February 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
#	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.
Date: February 24, 2025
	By:	/s/ John Turner
	Name:	John Turner
	Title:	President and Chief Executive Officer